Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert Fraser and William Grossholz of Lions Gate Lighting Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Lions Gate Lighting Corp. for the period ended February 28, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lions Gate Lighting Corp.

Dated: June 13, 2007

/s/ Robert Fraser

Robert Fraser, President and Chief Executive Officer

(Principal Executive Officer)

/s/ William Grossholz

William Grossholz

Secretary and Treasurer

(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lions Gate Lighting Corp. and will be retained by Lions Gate Lighting Corp. and furnished to the Securities and Exchange Commission or its staff upon request.